EXHIBIT 10.5

                                ESCROW AGREEMENT
                                ----------------



      ESCROW AGREEMENT, dated February 28, 2006, between CAMOFI Master LDC ("CAM"), New Century Companies, Inc. ("NEW CENTURY") and Katten Muchin Rosenman LLP (the "ESCROW AGENT").


      WHEREAS, CAM proposes to extend certain financial accommodations (the "Accommodation") to NEW CENTURY in the amount of approximately $1,500,000 and CAM and NEW CENTURY have agreed upon the general terms and conditions of the Accommodation and anticipated closing the Accommodation by February 28, 2006 (the "Closing").

      NOW, THEREFORE, CAM and NEW CENTURY agree as follows:

      1. On the date hereof, CAM has transferred to an Escrow Account maintained by the Escrow Agent the sum of $1,500,000 (the "Escrow Fund"). The Escrow Fund shall be maintained in cash in an interest bearing account of the Escrow Agent and disbursed by the Escrow Agent only in accordance with the provisions of this Agreement. A payment of any portion of the Escrow Fund to CAM or NEW CENTURY shall include any interest accrued thereunder on the amount of such payment.

      2. Upon delivery to Escrow Agent of a written notice in the form attached hereto (the "Escrow Notice") signed by CAM and NEW CENTURY, the Escrow Agent shall deliver the entire Escrow Fund in accordance with the payment instructions contained therein.

      3. If CAM and NEW CENTURY fail to deliver an Escrow Notice with respect to the Escrow Fund to the Escrow Agent within a year of the date hereof, the entire amount of the Escrow Fund, including all interest accrued thereon, shall be transferred to CAM in accordance with payment instructions delivered by CAM at that time.

      4. The Escrow Agent may act or refrain from acting in respect of any matter arising in connection with the administration of the Escrow Fund, shall have no duties or obligations other than as stated herein and shall be protected in acting upon any notice, certificate or other communication, not only as to the due execution and the validity and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained, which it shall in good faith reasonably believe to be valid and to have been signed or presented by a proper person or persons. The Escrow Agent shall have no liability or responsibility hereunder for any act or omission to act except for its own gross negligence or willful misconduct. The Escrow Agent shall not be bound by any notice, or demand with respect thereto, or any waiver, modification, amendment, termination or rescission of this Agreement unless in writing delivered to the Escrow Agent, and, if the duties of the Escrow Agent are affected, unless it shall have given its prior written consent thereto. The Escrow Agent may, at any time, upon notice to CAM and NEW CENTURY, for any reason whatsoever, either (a) hold the Escrow Fund until otherwise directed by a written instrument signed by CAM and NEW CENTURY or (b) deposit the Escrow Fund in any court of competent jurisdiction pending the final determination of any dispute between the parties hereto.

      5. Nothing contained herein shall prevent the Escrow Agent from acting as counsel to CAM, its affiliated companies or any of their respective directors, officers, equity holders or employees in any dispute with NEW CENTURY or any third party which may arise relating to the provisions of the Agreement, the provisions hereof or those of any other agreement, document or instrument delivered in connection therewith or herewith.

      6. All reasonable costs and expenses incurred by the Escrow Agent in performing its services under this Agreement shall be paid by NEW CENTURY.

      7. The Escrow Agent's duties and responsibilities shall be limited to those expressly set forth in this Agreement, and the Escrow Agent shall not be subject to, nor obliged to recognize, any agreement between, or direction or instruction of, CAM and NEW CENTURY, or any of their respective directors, officers, equity holders or employees, unless reference thereto is made herein; provided, however, that with the Escrow Agent's written consent, this Agreement may be amended at any time or times by an instrument in writing signed by the Escrow Agent, CAM and NEW CENTURY.

      8. If any property subject hereto is at any time attached, garnished or levied upon under any court order, or in case the payment, assignment, transfer, conveyance or delivery of any such property shall be stayed or enjoined by any court order, or in case any order, writ, judgment or decree shall be made or entered by any court affecting such property, or any part thereof, then in any of such events, the Escrow Agent is authorized to rely upon and comply with any such order, writ, judgment or decree, and if it complies with any such order, writ, judgment or decree, it shall not be liable to CAM or NEW CENTURY, their respective affiliates or to any other person, firm or corporation by reason of such compliance, even though such order, writ, judgment or decree may be subsequently reversed, modified, annulled, set aside or vacated.

      9. The Escrow Agent may resign at any time upon ten (10) business days' prior written notice to CAM and NEW CENTURY. In the case of the Escrow Agent's resignation, the Escrow Agent's only duty shall be to deliver all remaining deposits in the Escrow Fund to a successor escrow agent acceptable to CAM, which acceptance shall be evidenced by the written and signed order of CAM. If no such order is received by the Escrow Agent within five (5) days after giving such notice, the Escrow Agent is unconditionally and irrevocably authorized and empowered, in its discretion, to appoint a successor escrow agent, which shall be a nationally recognized bank or financial institution of its choosing, and to send any and all items deposited and maintained hereunder to such successor escrow agent.

      10. All notices or other communications required or permitted hereunder shall be in writing and shall be deemed given or delivered (i) when delivered personally or by private courier, (ii) when actually delivered by registered United States mail, return receipt requested or, (iii) when sent by telecopy if confirmed as received that day by the receiving party (provided that the original of such notice or communication is sent that day by a means specified in clause (i) or (ii)), addresses and telecopy numbers provided for in the draft transaction documents relating to the Accommodation or at such other address (or addresses) as any of the parties may furnish in writing to the other parties. For all purposes hereof (a) any notice mailed by the Escrow Agent shall be effective at the time it is deposited by the Escrow Agent in the United States mail, whether or not it is actually received, and (b) any notice mailed to the Escrow Agent shall not be effective until actually received by the Escrow Agent.

      11. CAM and NEW CENTURY, jointly and severally, agree to indemnify and hold the Escrow Agent harmless from any and all loss, damage, claims, liabilities, judgments and other costs and expenses of every kind and nature which may be incurred by the Escrow Agent by reason of its acceptance of, and its performance under, this Agreement, including, without limitation, attorneys' fees either paid to retained attorneys or amounts representing the fair value of legal services rendered to itself for liabilities incurred (the "Losses"), except to the extent the Losses arise from the gross negligence or willful misconduct of the Escrow Agent.

      12. The Escrow Agent shall be automatically released from all responsibility and liability under this Agreement upon the Escrow Agent's delivery or deposit of the entire amount of the Escrow Fund in accordance with the provisions of this Agreement.

      13. This Escrow Agreement constitutes the entire understanding among the parties as to the subject matter hereof and no waiver or modification of the terms hereof shall be valid unless in writing signed by CAM, NEW CENTURY and the Escrow Agent and only to the extent therein set forth.

      14. This Escrow Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

      15. This Escrow Agreement shall be binding upon and inure to the benefit of the parties hereto, their respective heirs, administrators, executors, successors and permitted assigns.

      16. This Escrow Agreement may be executed in one or more counterparts, each of which shall be deemed an original.

      17. IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement as of the day and year first above written.




CAMOFI MASTER LDC                           KATTEN MUCHIN ROSENMAN LLP



By:                                         By:
   ------------------------------              ------------------------------
Name:                                       Name:
Title:                                      Title:



NEW CENTURY COMPANIES, INC.



By:
   -----------------------------
Name:
Title:

                                  ESCROW NOTICE



                                                         ________________, 200__



Katten Muchin Rosenman LLP
575 Madison Avenue
New York, New York 10022-2585


You are hereby directed to transfer the Escrow Fund (as such term is defined in the Escrow Agreement attached thereto) to the following account:


Very truly yours,

CAMOFI MASTER LDC


By:
   --------------------------
Name:
Title:



NEW CENTURY COMPANIES, INC.


By:
   ---------------------------
Name:
Title:

                         CENTRECOURT ASSETMANAGEMENT LLC
================================================================================

                                                                       EXHIBIT G

                                                               February 28, 2006


New Century Companies, Inc.
9835 Santa Fe Springs Rd.
Santa Fe Springs, CA 90670
Attn: David Duquette, Chief Executive Officer

    Re: Escrow Account at Katten Muchin Rosenman LLP (the "Escrow Account").

      Reference is made to (i) that certain Securities Purchase Agreement, dated as of February 28, 2006 (as amended, modified or supplemented from time to time, the "Purchase Agreement"), by and between New Century Companies, Inc., a Delaware corporation (the "Company"), and CAMOFI Master LDC ("Purchaser") and
(ii) that certain Escrow Account Agreement, dated as of February 28, 2006 (as amended, modified or supplemented from time to time, the "Escrow Account Agreement"), by and among the Company, the Purchaser and Katten Muchin Rosenman LLP (the "Escrow Agent"). Capitalized terms used but not defined herein shall have the meanings ascribed them in the Purchase Agreement or the Escrow Account Agreement, as applicable. Pursuant to Section 2.2 of the Purchase Agreement, the Company is required to place $1,500,000 in the Escrow Account, and, subject to the provisions of this letter, the Purchase Agreement and any of the Transaction Documents regarding release and use of such proceeds, maintain such amount in the Escrow Account for as long as the Purchaser shall have any obligations outstanding under the Note.

      The Purchaser and the Company desire to clarify certain aspects regarding the use of funds contained in the Escrow Account, and for good consideration, the receipt and sufficiency of which is here acknowledged, the Company and the Purchaser agree that up to $1,500,000 in the Escrow Account shall be released upon the consummation of the acquisition of Quilite International LLC (the "Target") by the Company pursuant to terms satisfactory to the Purchaser in its sole discretion, including, but not limited to, the Purchaser being satisfied with the results of an independent third party review of the financial statements of the Target. Anything to the contrary notwithstanding, no monies shall be released from the Escrow Account unless (w) the Purchaser shall be satisfied, in its sole discretion, with the progress of negotiations for the extension or renewal of the Company's Headquarters lease; (x) no default or Event of Default shall have occurred or be continuing; (y) there shall have been no material adverse change in the business or results of operations of the Company and its Subsidiaries; and (z) the Equity Conditions shall have all been satisfied. Upon the Purchaser's satisfaction that the conditions in this paragraph have been met for the Release, the Purchaser shall direct the Escrow Agent to wire the funds from the Escrow Account to such bank account as the Company may direct the Purchaser in writing.

      This letter may not be amended or waived except by an instrument in writing signed by the Company and the Purchaser. This letter may be executed in any number of counterparts, each of which shall be an original and all of which, when taken together, shall constitute one agreement. Delivery of an executed signature page of this letter by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof. This letter shall be governed by, and construed in accordance with, the laws of the State of New York. This letter sets forth the entire agreement between the parties hereto as to the matters set forth herein and supersedes all prior communications, written or oral, with respect to the matters herein.

================================================================================
             350 MADISON AVENUE, 8TH FLOOR NEW YORK, NEW YORK 10017

      If the foregoing meets with your approval please signify your acceptance of the terms hereof by signing below.



                                    CAMOFI MASTER LDC


                                        By:
                                           ---------------------------------
                                              Name:
                                             Title:



Agreed and Accepted this 28th day of February, 2006.

NEW CENTURY COMPANIES, INC.

By:
    ---------------------------------------
    Name:
    Title: